Response to Item 77D

Global Macro Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus, summary prospectus and statement of additional information, of Eaton Vance Global Macro
Absolute Return Fund (which invests in the
Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.